Exhibit 16.2

December 15, 2010

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Re: China PharmaHub Corp.

File No. 333-159028

We have read the statements made by China PharmaHub Corp. which we understand will be filed with the Commission pursuant to under Item 4.01 of the Form 8-K, as part of the Company’s Report on Form 8-K dated December 15, 2010.

We agree with the statements concerning our firm in said Form 8-K.

Very truly yours,

       /s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants